Calculation of Filing Fee Tables
S-8
IRON MOUNTAIN INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	4,600,000	$ 83.98	$ 386,308,000.00	0.0001381	$ 53,349.13
Total Offering Amounts:						$ 386,308,000.00		$ 53,349.13
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 53,349.13
Offering Note
[1]	Shares of Common Stock, par value $0.01 per share ("Common Stock"), of Iron Mountain Incorporated authorized for issuance under the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan, as amended. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminate number of additional securities as may be issued to prevent dilution resulting from stock dividends, stock splits, recapitalization, or similar transactions. The maximum aggregate offering price per unit and maximum aggregate offering price were estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low prices for the Common Stock reported in the consolidated reporting system as of December 8, 2025, which is a date within five business days prior to the date of filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A